Exhibit 10.4
Form of Non-Employee Director Non-Qualified Stock
Option Agreement for the Marriott International, Inc.
2002 Comprehensive Stock and Cash Incentive Plan

NON-QUALIFIED STOCK OPTION AGREEMENT

MARRIOTT INTERNATIONAL, INC.

2002 COMPREHENSIVE STOCK AND CASH INCENTIVE PLAN

This Agreement (“Agreement”) is executed in duplicate as of <<Grant Date>> (the “Grant Date”) by and between Marriott International, Inc. (“Company”) and «NAME» (“Director”).

In accordance with the provisions of the Company’s 2002 Comprehensive Stock and Cash Incentive Plan (“Plan”), a copy of which is available to the Director, the Company has authorized this Agreement.

Now, THEREFORE, it is agreed as follows:

1. Prospectus. The Director has been provided with, and hereby acknowledges receipt of, a Prospectus for the Plan dated February 5, 2004, which contains, among other things, a detailed description of the provisions of the Plan relating to stock options for Non-employee Directors.

2. Interpretation. The provisions of the Plan relating to stock options for Non-employee Directors are incorporated herein by reference and form an integral part of this Agreement. Except as otherwise set forth herein, capitalized terms used herein shall have the meanings given to them in the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan shall govern. A copy of the Plan is available from the Compensation Department of the Company upon request. All decisions and interpretations made by the Compensation Policy Committee of the Company’s Board of Directors (the “Committee”) or its delegate with regard to any question arising hereunder or under the Plan shall be binding and conclusive. The options granted pursuant to this Agreement are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code.

3. Grant of Options. The Company hereby grants to the Director as of the Grant Date this option (the “Option”) to purchase «Award» shares of the Company’s Class A Common Stock (the “Option Shares”), subject to the terms and conditions of the Plan and this Agreement.

4. Purchase Price. Subject to Paragraph 10 hereof, the purchase price per share of the Option Shares is «$    » (the “Option Price”), which has been determined in accordance with Section 12.5 of the Plan.

5. Waiting Period and Exercise Dates. The Option Shares will become 100% vested and first exercisable on the last business day immediately preceding the Annual Meeting of the stockholders of the Company next following the Grant Date, or, if earlier, upon the Director’s Termination of Service due to death or disability. To the extent that the Option to purchase Option Shares is not exercised by the Director when it becomes initially exercisable, the Option shall not expire but shall be carried forward and shall be exercisable at any time thereafter; provided, however, that the Option shall not be exercisable after the expiration of ten (10) years from the Grant Date. Exercise of the Option shall not be dependent upon the prior or sequential exercise of any other options heretofore granted to Director by the Company. Except as provided in Paragraph 9 below, the Option may not be exercised at any time unless the Director shall then be a Director of the Company.

6. Method of Exercising Option. In order to exercise the Option, the person entitled to exercise the Option must provide a signed written notice to the Company stating the number of Option Shares with respect to which the Option is being exercised. The Option may be exercised by (a) payment of the Option Price for the Option Shares being purchased in accordance with Section 12.5 of the Plan, and (b) an undertaking to furnish and execute such documents as the Company deems necessary (i) to evidence such exercise, and (ii) to determine whether registration is then required to comply with the Securities Act of 1933 or any other law. Upon payment of the Option Price, the Company shall, without transfer or issue tax to the person exercising the Option, either cause delivery to such person of a share certificate or other evidence of the Option Shares purchased or provide confirmation from the transfer agent for the common stock of the Company that said transfer agent is holding shares for the account of such person in a certificateless account. Payment of the purchase price may be made by delivery of shares of the Company’s Common Stock held by the Director for at least six months prior to the delivery. Pursuant to procedures, if any, that may be adopted by the Committee or its delegate, the exercise of the Option may be by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law.

7. Rights as a Shareholder. The Director shall have no rights as a shareholder with respect to any Option Shares covered by the Option granted hereby until the date of issuance of a stock certificate or confirmation of the acquisition of such Option Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of issuance.

8. Non-Assignability. The Option shall not be assignable or transferable by the Director except by will or by the laws of descent and distribution. During the Director’s lifetime, the Option may be exercised only by the Director or, in the event of incompetence, by the Director’s legally appointed guardian.

9. Effect of Termination of Status as Director. If the Director ceases to be a Director of the Company for any reason except death, the Option will continue to be exercisable until the expiration of such option in accordance with its original term. In the event of the death of Director, the Option shall be exercisable by the Director’s personal representative, heirs or legatees at any time prior to the expiration of one year from the date of the death of the Director, but in no event after the term for which the Option was granted.

10. Recapitalization or Reorganization. Certain events affecting the Common Stock of the Company and mergers, consolidations and reorganizations affecting the Company may affect the number or type of securities deliverable upon exercise of the Option or limit the remaining term over which this Option may be exercised.

11. General Restriction. In accordance with the terms of the Plan, the Company may limit or suspend the exercisability of the Option or the purchase or issuance of Option Shares thereunder under certain circumstances. Any delay caused thereby shall in no way affect the date of termination of the Option.

12. Amendment of This Agreement. The Board of Directors may at any time amend, suspend or terminate the Plan; provided, however, that no amendment, suspension or termination of the Plan or the Option shall adversely affect in any material way the Option without the written consent of the Director.

13. Notices. Notices hereunder shall be in writing, and if to the Company, may be delivered personally to the Compensation Department or such other party as designated by the Company or mailed to its principal office at 10400 Fernwood Road, Bethesda, Maryland 20817, addressed to the attention of the Stock Option Administrator (Department 935.40), and if to the Director, may be delivered personally or mailed to the Director at his or her address on the records of the Company.

14. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Paragraph 9 above, to the personal representatives, legatees and heirs of the Director.

15. Consent. By executing this Agreement, Employee consents to the collection and maintenance of Employee’s personal information (such as Employee’s name, home address, home telephone number and email address, social security number, assets and income information, birth date, hire date, termination date, other employment information, citizenship, marital status) by the Company and the Company’s service providers for the purposes of (i) administering the Plan (including ensuring that the conditions of transfer are satisfied from the Award Date through the Vesting Date), (ii) providing Employee with services in connection with Employee’s participation in the Plan, (iii) meeting legal and regulatory requirements and (iv) for any other purpose to which Employee may consent. Employee’s personal information is collected from the following sources:

a)	from this Agreement, investor questionnaires or other forms that Employee submits to the Company or contracts that Employee enters into with the Company;

b)	from Employee’s transactions with the Company, the Company’s affiliates and service providers;

c)	from Employee’s employment records with the Company; and

d)	from meetings, telephone conversations and other communications with Employee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Grant Date.

MARRIOTT INTERNATIONAL, INC.		DIRECTOR

Director Name

By:
	Executive Vice President, Human Resources	Director Social Security Number

Director Signature

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